EXHIBIT 99.1

May 6, 2021

EOG Resources Reports Excellent First Quarter 2021 Results; Declares $1.00 per Share Special Dividend

HOUSTON – (PR Newswire) – EOG Resources, Inc. (EOG) today reported first quarter 2021 results. The attached supplemental financial tables and schedules for the reconciliation of non-GAAP measures to GAAP measures and related definitions, along with a related presentation, are also available on EOG's website at http://investors.eogresources.com/investors

Key Financial Results

In millions of USD, except per-share and ratio data

		1Q 2021	4Q 2020	1Q 2020
GAAP	Total Revenue	3,694	2,965	4,718
	Net Income	677	337	10
	Net Income Per Share	1.16	0.58	0.02
	Net Cash Provided by Operating Activities	1,870	1,121	2,585
	Total Expenditures	1,067	1,107	1,826
	Current and Long-Term Debt	5,133	5,816	5,222
	Cash and Cash Equivalents	3,388	3,329	2,907
	Debt-to-Total Capitalization	19.8%	22.3%	19.6%
Non-GAAP	Adjusted Net Income	946	411	318
	Adjusted Net Income Per Share	1.62	0.71	0.55
	Discretionary Cash Flow	2,010	1,494	1,666
	Cash Capital Expenditures before Acquisitions	945	828	1,685
	Free Cash Flow	1,065	666	(19)
	Net Debt	1,745	2,487	2,315
	Net Debt-to-Total Capitalization	7.8%	10.9%	9.7%

First Quarter 2021 Highlights

- Declared special dividend of $1.00 per share and regular quarterly dividend of $0.4125 per share, an indicated annual total cash return to shareholders of $1.5 billion
- Earned an adjusted $1.62 per share, second-highest quarterly EPS in EOG history
- Generated $1.1 billion of free cash flow, a quarterly record
- Capital expenditures 6% below guidance midpoint driven by sustainable efficiency improvements
- Oil production above high-end of guidance range
- Made significant progress toward 5% well cost reduction goal in 2021
- Reached agreement to divest China assets

1Q21 Press Release 1

First Quarter 2021 Highlights

Volumes and Capital Expenditures

	1Q 2021	1Q 2021 Guidance Midpoint	4Q 2020	1Q 2020
Wellhead Volumes				
Crude Oil and Condensate (MBod)	431.0	425.1	444.8	483.3
Natural Gas Liquids (MBbld)	124.3	130.0	141.4	161.3
Natural Gas (MMcfd)	1,342	1,360	1,292	1,378
Total Crude Oil Equivalent (MBoed)	**778.9**	**781.8**	**801.5**	**874.1**
Cash Capital Expenditures before Acquisitions ($MM)	**945**	**1,000**	**828**	**1,685**

From William R. "Bill" Thomas, Chairman and Chief Executive Officer

"Our outstanding first quarter results and special dividend announcement reflect the power of EOG's returns-focused strategy. True to the EOG culture, our employees have embraced the higher hurdle rate with the shift to double-premium, which drove record returns in the first quarter. EOG continues to deliver sustainable improvements in operating performance, once again exceeding expectations.

"Our robust operating performance translates into financial results that allow us to deliver on our cash flow priorities. Earlier this year we raised the regular dividend and reduced debt outstanding. Our long-standing financial discipline now positions EOG to return additional cash to shareholders through a special dividend, bringing total expected return of cash to shareholders in 2021 to $1.5 billion.

"EOG is off to a great start in 2021 and I am confident that we will continue to get better going forward."

1Q21 Press Release 2

First Quarter 2021 Financial Performance

Adjusted Earnings per Share 1Q 2021 vs 4Q 2020

Second-Highest Ever Quarterly EPS
$0.71
$1.40
($0.14)
($0.08)
($0.31)
$0.04
$1.62
4Q 2020
Prices
Hedges
Volumes
Per-Unit Costs
Other
1Q 2021

Prices and Hedges
Higher prices for crude oil, natural gas and natural gas liquids all contributed to higher earnings. Average crude oil prices increased to $58.02 per barrel in the 1Q from $41.81 per barrel in the 4Q, contributing about 60% of the $1.40 earnings per share increase attributable to higher prices. EOG also realized higher prices for a portion of natural gas sold on a spot basis during periods of strong demand related to winter storms and for natural gas sold at prices tied to LNG export markets. Price gains were partially offset by a decrease in hedge settlement value, to $30 million cash paid in 1Q from $72 million cash received in 4Q.

Volume
Overcoming downtime from Winter Storm Uri, which reduced 1Q production by approximately 3%, total company crude oil production of 431,000 Bopd was above the high end of the guidance range and just 3% lower than 4Q. NGL production was 12% lower, partially offset by a 4% increase in natural gas production, driven by the market-based decision to reduce ethane extraction. Total company equivalent volumes decreased 3%.

Per-Unit Costs
Total per-unit costs in 1Q were slightly above the mid-point of the guidance range, due to higher prices for fuel and power during the winter storm. Compared with 4Q, higher taxes other than income related to increased product prices accounted for about half the increase in per-unit costs. Higher fuel and power, DD&A and production-related costs also contributed to the increase.

Change in Cash 1Q 2021 vs 4Q 2020
$Billions

3.3
2.0
(0.9)
(0.0)
(0.2)
(0.8)
3.4
Record $1.1 Bn Free Cash Flow
Beg 1Q 2021
DCF
Capex
Working Capital
Dividend
Debt
End 1Q 2021

Free Cash Flow
EOG generated discretionary cash flow (net cash provided by operating activities before exploration expense and changes in working capital) of $2.0 billion in 1Q. The company incurred $945 million of cash capital expenditures before acquisitions, resulting in $1.1 billion of free cash flow.

Capital Expenditures
Cash capital expenditures before acquisitions were below the midpoint of the guidance range due to lower well costs from sustainable efficiency improvements. Faster drilling times, more efficient completion operations and lower-cost sand and water sourcing contributed to lower overall well costs. EOG is well on track to meet or exceed its 5% well cost reduction goal for 2021.

Debt
On February 1, 2021, EOG repaid, with cash on hand, the $750 million aggregate principal amount of its 4.100% Senior Notes due 2021 that matured on that date.

1Q21 Press Release 3

First Quarter 2021 Operating Performance

Cash Operating Costs

$ per Boe

G&A
G&P
Trans
LOE
9.82
11.02
9.82
9.34
10.28
10.20
1.44
2.32
1.89
1.54
1.57
1.65
1.62
1.71
1.74
1.62
1.98
1.80
2.62
2.67
2.74
2.64
2.88
2.80
4.14
4.32
3.45
3.54
3.85
3.95
1Q 2020
2Q 2020
3Q 2020
4Q 2020
1Q 2021
1Q 2021 Guidance Midpoint

Depreciation, Depletion and Amortization

$ per Boe

12.57
12.46
12.49
11.81
12.84
12.85
1Q 2020
2Q 2020
3Q 2020
4Q 2020
1Q 2021
1Q 2021 Guidance Midpoint

Lease and Well

Per-unit LOE costs declined 7% compared with the prior-year period due to lower water handling costs, workover costs and overall efficiency improvements. Per-unit LOE also was $0.10 below the 1Q 2021 guidance midpoint. Compared with the 4Q 2020, per-unit LOE costs increased slightly due to higher fuel and power prices during the winter storm and seasonal factors.

Transportation, Gathering and Processing

Per-unit transportation costs increased in 1Q as EOG expanded its transportation and storage capacity to provide greater flexibility and support higher price realizations. Higher fuel and power prices during the winter storm also contributed to increased transportation and gathering and processing costs.

General and Administrative

G&A costs on a per-unit basis were in-line with the 4Q 2020 and slightly below the guidance midpoint.

Depreciation, Depletion and Amortization

Per-unit DD&A costs in the 1Q were in-line with the target, which was higher compared with the 4Q due to negative price-related reserve revisions.

1Q21 Press Release 4

Special Dividend and China Divestiture

Declared $1.00 per Share Special Dividend

2021 Cash Flow Allocation

$3.4 Bn
Free Cash Flow
at $60 WTI
Total Capex
Breakeven
at $32 WTI
$60 WTI
$39 WTI
DCF at $32 WTI
$3.4 Bn
$0.5 Bn
$0.9 Bn
$0.6 Bn
$1.9 Bn
Discretionary Cash Flow
Maintenance Capex
Additional Capital Investment
Current Dividend
Special Dividend
Additional Free Cash Flow

The Board of Directors declared a regular dividend of $0.4125 per share on EOG's Common Stock. The indicated annual rate is $1.65. The Board also declared a special dividend of $1.00 per share on EOG's Common Stock. Both dividends are payable July 30, 2021 to stockholders of record as of July 16, 2021.

China Divestiture

EOG reached an agreement to divest all of its assets in China for proceeds of approximately $140 million. Closing, subject to customary conditions, is expected in the second quarter of 2021. Current net production from the divested assets is approximately 25 MMcfd of natural gas.

1Q21 Press Release 5

First Quarter 2021 Results vs Guidance

	1Q 2021	1Q 2021 Guidance Midpoint	Variance	4Q 2020	3Q 2020	2Q 2020	1Q 2020
Crude Oil and Condensate (MBod)							
United States	428.7	423.0	5.7	442.4	376.6	330.9	482.7
Trinidad	2.2	2.0	0.2	2.3	1.0	0.1	0.5
Other International	0.1	0.1	0.0	0.1	0.0	0.1	0.1
Total	431.0	425.1	5.9	444.8	377.6	331.1	483.3
NGLs (MBbld)							
Total	124.3	130.0	(5.7)	141.4	140.1	101.2	161.3
Natural Gas (MMcfd)							
United States	1,100	1,125	(25)	1,075	1,008	939	1,139
Trinidad	217	215	2	192	151	174	201
Other International	25	20	5	25	31	34	38
Total	1,342	1,360	(18)	1,292	1,190	1,147	1,378
Total Crude Oil Equivalent Volumes (MBoed)	778.9	781.8	(2.9)	801.5	716.0	623.4	874.1
Total MMBoe	70.1	70.4	0.3	73.7	65.9	56.7	79.5
Capital Expenditures ($MM)	945	1,000	(55)	828	499	478	1,685
Benchmark Price							
Oil (WTI) ($/Bbl)	57.80			42.67	40.94	27.85	46.08
Natural Gas (HH) ($/Mcf)	2.69			2.65	1.94	1.73	1.98
Crude Oil and Condensate ($/Bbl) - above (below) WTI							
United States	0.27	0.20	0.07	(0.81)	(0.75)	(7.45)	0.89
Trinidad	(8.03)	(10.50)	2.47	(9.76)	(15.53)	(27.25)	(11.15)
Other International	(19.19)	(18.00)	(1.19)	(6.77)	(15.65)	20.93	11.43
NGLs - Realizations (% of WTI)	48.5%	49.0%	(0.5%)	41.1%	35.0%	36.6%	23.7%
Nat Gas ($/Mcf) - above (below) HH							
United States	2.83	3.00	(0.17)	(0.36)	(0.45)	(0.62)	(0.48)
Natural Gas Realizations ($/Mcf)							
Trinidad	3.38	3.35	0.03	3.57	2.35	2.13	2.17
Other International	5.66	5.70	(0.04)	5.47	4.73	4.36	4.32
Unit Costs ($/Boe)							
Lease and Well	3.85	3.95	(0.10)	3.54	3.45	4.32	4.14
Transportation Costs	2.88	2.80	0.08	2.64	2.74	2.67	2.62
General and Administrative	1.57	1.65	(0.08)	1.54	1.89	2.32	1.44
Gathering and Processing	1.98	1.80	0.18	1.62	1.74	1.71	1.62
Cash Operating Costs	10.28	10.20	0.08	9.34	9.82	11.02	9.82
Depreciation, Depletion and Amortization	12.84	12.85	(0.01)	11.81	12.49	12.46	12.57
Expenses ($MM)							
Exploration and Dry Hole	44	40	4	40	51	27	40
Impairment (GAAP)	44			143	79	305	1,573
Impairment (excluding certain impairments (non-GAAP))	43	70	(27)	57	52	66	57
Capitalized Interest	8	8	0	7	7	8	9
Net Interest	47	48	(1)	53	53	54	45
Taxes Other Than Income (% of Wellhead Revenue)	6.7%	7.0%	(0.3%)	5.1%	7.2%	9.4%	6.5%
Income Taxes							
Effective Rate	23.2%	23.5%	(0.3%)	21.1%	19.2%	20.6%	68.4%
Deferred Ratio	(18%)	0%	(18%)	60%	330%	107%	743%

1Q21 Press Release 6

Second Quarter and Full-Year 2021 Guidance[1]

(Unaudited)

See "Endnotes" below for related discussion and definitions.	2Q 2021 Guidance Range			FY 2021 Guidance Range			2020 Actual	2019 Actual
Crude Oil and Condensate Volumes (MBod)								
United States	436.0	-	446.0	433.0	-	444.0	408.1	455.5
Trinidad	1.5	-	2.3	1.0	-	1.8	1.0	0.6
Other International	0.0	-	0.2	0.0	-	0.2	0.1	0.1
Total	437.5	-	448.5	434.0	-	446.0	409.2	456.2
Natural Gas Liquids Volumes (MBbld)								
Total	125.0	-	140.0	125.0	-	145.0	136.0	134.1
Natural Gas Volumes (MMcfd)								
United States	1,110	-	1,210	1,110	-	1,210	1,040	1,069
Trinidad	195	-	225	180	-	220	180	260
Other International	10	-	22	5	-	15	32	37
Total	1,315	-	1,457	1,295	-	1,445	1,252	1,366
Crude Oil Equivalent Volumes (MBoed)								
United States	746.0	-	787.7	743.0	-	790.7	717.5	767.8
Trinidad	34.0	-	39.8	31.0	-	38.5	30.9	44.0
Other International	1.7	-	3.9	0.8	-	2.7	5.4	6.2
Total	781.7	-	831.4	774.8	-	831.9	753.8	818.0
Benchmark Price								
Oil (WTI) ($/Bbl)							39.40	57.04
Natural Gas (HH) ($/Mcf)							2.08	2.62
Crude Oil and Condensate Differentials - above (below) WTI[2] ($/Bbl)								
United States	(0.25)	-	0.75	(0.55)	-	1.45	(0.75)	0.70
Trinidad	(12.50)	-	(10.50)	(12.40)	-	(10.40)	(9.20)	(9.88)
Other International	(10.50)	-	(6.50)	(16.20)	-	(13.20)	3.68	0.36
Natural Gas Liquids - Realizations as % of WTI								
Total	35%	-	45%	36%	-	48%	34.0%	28.1%
Natural Gas Differentials - above (below) NYMEX Henry Hub[3] ($/Mcf)								
United States	(0.40)	-	0.00	(0.25)	-	1.25	(0.47)	(0.40)
Natural Gas Realizations ($/Mcf)								
Trinidad	3.10	-	3.60	3.10	-	3.60	2.57	2.72
Other International	5.40	-	5.90	5.20	-	6.20	4.66	4.44
Capital Expenditures[4] ($MM)	1,000	-	1,200	3,700	-	4,100	3,490	6,234
Operating Unit Costs ($/Boe)								
Lease and Well	3.45	-	4.15	3.50	-	4.20	3.85	4.58
Transport Costs	2.60	-	3.00	2.65	-	3.05	2.66	2.54
General and Administrative	1.50	-	1.60	1.50	-	1.60	1.75	1.64
Gathering and Processing	1.75	-	1.95	1.75	-	1.95	1.66	1.60
Cash Operating Costs	9.30	-	10.70	9.40	-	10.80	9.92	10.36
Depreciation, Depletion and Amortization	12.00	-	12.60	11.70	-	12.70	12.32	12.56
Expenses ($MM)								
Exploration and Dry Hole	40	-	50	140	-	180	159	168
Impairment (GAAP)							2,100	518
Impairment (excluding certain impairments (non-GAAP))	45	-	95	255	-	295	232	243
Capitalized Interest	5	-	10	25	-	30	31	38
Net Interest	45	-	50	180	-	185	205	185
Taxes Other Than Income (% of Wellhead Revenue)	6.0%	-	8.0%	6.5%	-	7.5%	6.6%	6.9%
Income Taxes								
Effective Rate	20%	-	25%	21%	-	26%	18.2%	22.9%
Deferred Ratio	0%	-	15%	0%	-	15%	54.8%	107.4%

1Q21 Press Release 7

First Quarter 2021 Results Webcast
Friday, May 7, 2021, 9:00 a.m. Central time (10:00 a.m. Eastern time)
Webcast will be available on EOG's website for one year.
http://investros.eogresources.com/Investors

About EOG
EOG Resources, Inc. (NYSE: EOG) is one of the largest crude oil and natural gas exploration and production companies in the United States with proved reserves in the United States, Trinidad, and China. To learn more visit www.eogresources.com

Investor Contacts
David Streit 713-571-4902
Neel Panchal 713-571-4884

Media and Investor Contact
Kimberly Ehmer 713-571-4676

Endnotes
1) The forecast items for the second quarter and full year 2021 set forth above for EOG Resources, Inc. (EOG) are based on current available information and expectations as of the date of the accompanying press release. EOG undertakes no obligation, other than as required by applicable law, to update or revise this forecast, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise. This forecast, which should be read in conjunction with the accompanying press release and EOG's related Current Report on Form 8-K filing, replaces and supersedes any previously issued guidance or forecast.
2) EOG bases United States and Trinidad crude oil and condensate price differentials upon the West Texas Intermediate crude oil price at Cushing, Oklahoma, using the simple average of the NYMEX settlement prices for each trading day within the applicable calendar month.
3) EOG bases United States natural gas price differentials upon the natural gas price at Henry Hub, Louisiana, using the simple average of the NYMEX settlement prices for the last three trading days of the applicable month.
4) The forecast includes expenditures for Exploration and Development Drilling, Facilities, Leasehold Acquisitions, Capitalized Interest, Exploration Costs, Dry Hole Costs and Other Property, Plant and Equipment. The forecast excludes Property Acquisitions, Asset Retirement Costs and any Non-Cash Transactions.

1Q21 Press Release 8

Glossary

Acq	Acquisitions
ATROR	After-tax rate of return
Bbl	Barrel
Bn	Billion
Boe	Barrels of oil equivalent
Bopd	Barrels of oil per day
Capex	Capital expenditures
CO2e	Carbon dioxide equivalent
DCF	Discretionary cash flow
DD&A	Depreciation, Depletion and Amortization
Disc	Discoveries
Divest	Divestitures
EPS	Earnings per share
Ext	Extensions
G&A	General and administrative expense
G&P	Gathering and processing expense
GHG	Greenhouse gas
HH	Henry Hub
LOE	Lease operating expense, or lease and well expense
MBbld	Thousand barrels of liquids per day
MBod	Thousand barrels of oil per day
MBoe	Thousand barrels of oil equivalent
MBoed	Thousand barrels of oil equivalent per day
Mcf	Thousand cubic feet of natural gas
MMBoe	Million barrels of oil equivalent
MMcfd	Million cubic feet of natural gas per day
NGLs	Natural gas liquids
OTP	Other than price
NYMEX	U.S. New York Mercantile Exchange
QoQ	Quarter over quarter
Trans	Transportation expense
USD	United States dollar
WTI	West Texas Intermediate
YoY	Year over year
$MM	Million United States dollars
$/Bbl	U.S. Dollars per barrel
$/Boe	U.S. Dollars per barrel of oil equivalent
$/Mcf	U.S. Dollars per thousand cubic feet

1Q21 Press Release 9

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, goals, returns and rates of return, budgets, reserves, levels of production, capital expenditures, costs and asset sales, statements regarding future commodity prices and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend,“ "plan," "target," "aims," "goal," "may," "will," "focused on," "should" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG’s future operating results and returns or EOG's ability to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and capital expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet goals or ambitions with respect to emissions, other environmental matters, safety matters or other ESG (environmental/social/governance) matters, or pay and/or increase dividends are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, EOG's forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG's control. Furthermore, this press release and any accompanying disclosures may include or reference certain forward-looking, non-GAAP financial measures, such as free cash flow or discretionary cash flow, and certain related estimates regarding future performance, results and financial position. Because we provide these measures on a forward-looking basis, we cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future impairments and future changes in working capital. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures. Management believes these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing EOG’s forecasted financial performance to the forecasted financial performance of other companies in the industry. Any such forward-looking measures and estimates are intended to be illustrative only and are not intended to reflect the results that EOG will necessarily achieve for the period(s) presented; EOG’s actual results may differ materially from such measures and estimates. Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

- the timing, extent and duration of changes in prices for, supplies of, and demand for, crude oil and condensate, natural gas liquids, natural gas and related commodities;
- the extent to which EOG is successful in its efforts to acquire or discover additional reserves;
- the extent to which EOG is successful in its efforts to (i) economically develop its acreage in, (ii) produce reserves and achieve anticipated production levels and rates of return from, (iii) decrease or otherwise control its drilling, completion, operating and capital costs related to, and (iv) maximize reserve recovery from, its existing and future crude oil and natural gas exploration and development projects and associated potential and existing drilling locations;
- the extent to which EOG is successful in its efforts to market its production of crude oil and condensate, natural gas liquids, and natural gas;
- security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, physical breaches of our facilities and other infrastructure or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business;
- the availability, proximity and capacity of, and costs associated with, appropriate gathering, processing, compression, storage, transportation, refining, and export facilities;
- the availability, cost, terms and timing of issuance or execution of, and competition for, mineral licenses and leases and governmental and other permits and rights-of-way, and EOG's ability to retain mineral licenses and leases;
- the impact of, and changes in, government policies, laws and regulations, including any changes or other actions which may result from the recent U.S. elections and change in U.S. administration and including tax laws and regulations; climate change and other environmental, health and safety laws and regulations relating to air emissions, disposal of produced water, drilling fluids and other wastes, hydraulic fracturing and access to and use of water; laws and regulations affecting the leasing of acreage and permitting for oil and gas drilling and the calculation of royalty payments in respect of oil and gas production; laws and regulations imposing additional permitting and disclosure requirements, additional operating restrictions and conditions or restrictions on drilling and completion operations and on the transportation of crude oil and natural gas; laws and regulations with respect to derivatives and hedging activities; and laws and regulations with respect to the import and export of crude oil, natural gas and related commodities;
- EOG's ability to effectively integrate acquired crude oil and natural gas properties into its operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and drilling, completing and operating costs with respect to such properties;
- the extent to which EOG's third-party-operated crude oil and natural gas properties are operated successfully and economically;
- competition in the oil and gas exploration and production industry for the acquisition of licenses, leases and properties, employees and other personnel, facilities, equipment, materials and services;
- the availability and cost of employees and other personnel, facilities, equipment, materials (such as water and tubulars) and services;
- the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;
- weather, including its impact on crude oil and natural gas demand, and weather-related delays in drilling and in the installation and operation (by EOG or third parties) of production, gathering, processing, refining, compression, storage, transportation, and export facilities;
- the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;
- EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;
- the extent to which EOG is successful in its completion of planned asset dispositions;
- the extent and effect of any hedging activities engaged in by EOG;
- the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;

1Q21 Press Release 10

- the duration and economic and financial impact of epidemics, pandemics or other public health issues, including the COVID-19 pandemic;
- geopolitical factors and political conditions and developments around the world (such as the imposition of tariffs or trade or other economic sanctions, political instability and armed conflict), including in the areas in which EOG operates;
- the use of competing energy sources and the development of alternative energy sources;
- the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage;
- acts of war and terrorism and responses to these acts; and
- the other factors described under ITEM 1A, Risk Factors, of EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any updates to those factors set forth in EOG's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the duration or extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose not only "proved" reserves (i.e., quantities of oil and gas that are estimated to be recoverable with a high degree of confidence), but also "probable" reserves (i.e., quantities of oil and gas that are as likely as not to be recovered) as well as "possible" reserves (i.e., additional quantities of oil and gas that might be recovered, but with a lower probability than probable reserves). Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve or resource estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include "potential" reserves, "resource potential" and/or other estimated reserves or estimated resources not necessarily calculated in accordance with, or contemplated by, the SEC's latest reserve reporting guidelines. Investors are urged to consider closely the disclosure in EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov. In addition, reconciliation and calculation schedules for non-GAAP financial measures can be found on the EOG website at www.eogresources.com.

1Q21 Press Release 11

Income Statements

In millions of USD, except per share data (Unaudited)
	1Q 2021	4Q 2020	1Q 2020
Operating Revenues and Other
Crude Oil and Condensate	2,251	1,711	2,065
Natural Gas Liquids	314	229	161
Natural Gas	625	302	210
Gains (Losses) on Mark-to-Market Commodity Derivative Contracts	(367)	70	1,206
Gathering, Processing and Marketing	848	643	1,039
Gains (Losses) on Asset Dispositions, Net	(6)	(6)	16
Other, Net	29	16	21
Total	3,694	2,965	4,718

Operating Expenses
Lease and Well	270	261	330
Transportation Costs	202	195	208
Gathering and Processing Costs	139	119	128
Exploration Costs	33	41	40
Dry Hole Costs	11	—	—
Impairments	44	143	1,573
Marketing Costs	838	621	1,110
Depreciation, Depletion and Amortization	900	870	1,000
General and Administrative	110	113	114
Taxes Other Than Income	215	114	157
Total	2,762	2,477	4,660

Operating Income	932	488	58
Other Income (Expense), Net	(4)	(7)	18
Income Before Interest Expense and Income Taxes	928	481	76
Interest Expense, Net	47	53	45
Income Before Income Taxes	881	428	31
Income Tax Provision	204	91	21
Net Income	677	337	10

Dividends Declared per Common Share	0.4125	0.3750	0.3750
Net Income Per Share
Basic	1.17	0.58	0.02
Diluted	1.16	0.58	0.02
Average Number of Common Shares
Basic	580	580	578
Diluted	583	581	580

Wellhead Volumes and Prices
(Unaudited)
	1Q 2021	1Q 2020	% Change	4Q 2020

Crude Oil and Condensate Volumes (MBbld) (1)
United States	428.7	482.7	-11%	442.4
Trinidad	2.2	0.5	340%	2.3
Other International (2)	0.1	0.1	0%	0.1
Total	431.0	483.3	-11%	444.8

Average Crude Oil and Condensate Prices ($/Bbl) (3)
United States	58.07	46.97	24%	41.86
Trinidad	49.77	34.93	43%	32.91
Other International (2)	38.61	57.51	-33%	35.9
Composite	58.02	46.96	24%	41.81

Natural Gas Liquids Volumes (MBbld) (1)
United States	124.3	161.3	-23%	141.4
Total	124.3	161.3	-23%	141.4

Average Natural Gas Liquids Prices ($/Bbl) (3)
United States	28.03	10.94	156%	17.54
Composite	28.03	10.94	156%	17.54

Natural Gas Volumes (MMcfd) (1)
United States	1,100	1,139	-3%	1,075
Trinidad	217	201	8%	192
Other International (2)	25	38	-34%	25
Total	1,342	1,378	-3%	1,292

Average Natural Gas Prices ($/Mcf) (3)
United States	5.52	1.50	268%	2.29
Trinidad	3.38	2.17	56%	3.57
Other International (2)	5.66	4.32	31%	5.47
Composite	5.17	1.67	209%	2.54

Crude Oil Equivalent Volumes (MBoed) (4)
United States	736.4	833.8	-12%	763.0
Trinidad	38.5	34.0	13%	34.2
Other International (2)	4.0	6.3	-37%	4.3
Total	778.9	874.1	11%	801.5

Total MMBoe (4)	70.1	79.5	-12%	73.7

(1) Thousand barrels per day or million cubic feet per day, as applicable.
(2) Other International includes EOG's China and Canada operations.
(3) Dollars per barrel or per thousand cubic feet, as applicable. Excludes the impact of financial commodity derivative instruments (see Note 12 to the Condensed Consolidated Financial Statements in EOG's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021).

(4) Thousand barrels of oil equivalent per day or million barrels of oil equivalent, as applicable; includes crude oil and condensate, NGLs and natural gas. Crude oil equivalent volumes are determined using a ratio of 1.0 barrel of crude oil and condensate or NGLs to 6.0 thousand cubic feet of natural gas. MMBoe is calculated by multiplying the MBoed amount by the number of days in the period and then dividing that amount by one thousand.

Balance Sheets
In millions of USD, except share data (Unaudited)
	March 31,	December 31,
	2021	2020
Current Assets
Cash and Cash Equivalents	3,388	3,329
Accounts Receivable, Net	1,828	1,522
Inventories	562	629
Assets from Price Risk Management Activities	—	65
Income Taxes Receivable	—	23
Other	413	294
Total	6,191	5,862

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	65,645	64,793
Other Property, Plant and Equipment	4,590	4,479
Total Property, Plant and Equipment	70,235	69,272
Less: Accumulated Depreciation, Depletion and Amortization	(41,569)	(40,673)
Total Property, Plant and Equipment, Net	28,666	28,599
Deferred Income Taxes	4	2
Other Assets	1,310	1,342
Total Assets	36,171	35,805

Current Liabilities
Accounts Payable	1,945	1,681
Accrued Taxes Payable	449	206
Dividends Payable	239	217
Liabilities from Price Risk Management Activities	188	—
Current Portion of Long-Term Debt	39	781
Current Portion of Operating Lease Liabilities	269	295
Other	183	280
Total	3,312	3,460

Long-Term Debt	5,094	5,035
Other Liabilities	2,178	2,149
Deferred Income Taxes	4,825	4,859
Commitments and Contingencies

Stockholders' Equity
Common Stock, $0.01 Par, 1,280,000,000 Shares Authorized and 583,843,561 Shares Issued at March 31, 2021 and 583,694,850 Shares Issued at December 31, 2020	206	206
Additional Paid in Capital	5,979	5,945
Accumulated Other Comprehensive Loss	(14)	(12)
Retained Earnings	14,606	14,170
Common Stock Held in Treasury, 232,249 Shares at March 31, 2021 and 124,265 Shares at December 31, 2020	(15)	(7)
Total Stockholders' Equity	20,762	20,302
Total Liabilities and Stockholders' Equity	36,171	35,805

Cash Flows Statements
In millions of USD (Unaudited)
	1Q 2021	4Q 2020	1Q 2020
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	677	337	10
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	900	870	1,000
Impairments	44	143	1,573
Stock-Based Compensation Expenses	35	33	40
Deferred Income Taxes	(36)	55	45
(Gains) Losses on Asset Dispositions, Net	6	6	(16)
Other, Net	7	10	(9)
Dry Hole Costs	11	—	—
Mark-to-Market Commodity Derivative Contracts
Total (Gains) Losses	367	(70)	(1,206)
Net Cash Received from (Payments for) Settlements of Commodity Derivative Contracts	(30)	72	84
Other, Net	1	2	—
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(308)	(464)	722
Inventories	64	31	103
Accounts Payable	172	427	434
Accrued Taxes Payable	243	(61)	(55)
Other Assets	(103)	(90)	58
Other Liabilities	(89)	21	(66)
Changes in Components of Working Capital Associated with Investing Activities	(91)	(201)	(132)
Net Cash Provided by Operating Activities	1,870	1,121	2,585
Investing Cash Flows
Additions to Oil and Gas Properties	(875)	(785)	(1,566)
Additions to Other Property, Plant and Equipment	(42)	(56)	(123)
Proceeds from Sales of Assets	5	3	26
Changes in Components of Working Capital Associated with Investing Activities	91	201	132
Net Cash Used in Investing Activities	(821)	(637)	(1,531)
Financing Cash Flows
Long-Term Debt Repayments	(750)	—	—
Dividends Paid	(219)	(220)	(167)
Treasury Stock Purchased	(10)	(1)	(5)
Proceeds from Stock Options Exercised and Employee Stock Purchase Plan	—	8	—
Repayment of Finance Lease Liabilities	(9)	(6)	(3)
Net Cash Used in Financing Activities	(988)	(219)	(175)
Effect of Exchange Rate Changes on Cash	(2)	(2)	—
Increase in Cash and Cash Equivalents	59	263	879
Cash and Cash Equivalents at Beginning of Period	3,329	3,066	2,028
Cash and Cash Equivalents at End of Period	3,388	3,329	2,907

Non-GAAP Financial Measures

To supplement the presentation of its financial results prepared in accordance with generally accepted accounting principles in the United States of America (GAAP), EOG’s quarterly earnings releases and related conference calls, accompanying investor presentation slides and presentation slides for investor conferences contain certain financial measures that are not prepared or presented in accordance with GAAP. These non-GAAP financial measures may include, but are not limited to, Adjusted Net Income (Loss), Discretionary Cash Flow, Free Cash Flow, Adjusted EBITDAX, Net Debt and related statistics.

A reconciliation of each of these measures to their most directly comparable GAAP financial measure is included in the tables below and can also be found in the “Reconciliations & Guidance” section of the “Investors” page of the EOG website at www.eogresources.com.

EOG believes these measures may be useful to investors who follow the practice of some industry analysts who make certain adjustments to GAAP measures (for example, to exclude non-recurring items) to facilitate comparisons to others in EOG’s industry, and who utilize non-GAAP measures in their calculations of certain statistics (for example, return on capital employed and return on equity) used to evaluate EOG’s performance.

EOG believes that the non-GAAP measures presented, when viewed in combination with its financial and operating results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting the company’s performance. EOG uses these non-GAAP measures for purposes of (i) comparing EOG’s financial and operating performance with the financial and operating performance of other companies in the industry and (ii) analyzing EOG’s financial and operating performance across periods.

The non-GAAP measures presented should not be considered in isolation, and should not be considered as a substitute for, or as an alternative to, EOG’s reported Net Income (Loss), Total Debt, Net Cash Provided by Operating Activities and other financial results calculated in accordance with GAAP. The non-GAAP measures presented should be read in conjunction with EOG's consolidated financial statements prepared in accordance with GAAP.

In addition, because not all companies use identical calculations, EOG’s presentation of non-GAAP measures may not be comparable to, and may be calculated differently from, similarly titled measures disclosed by other companies, including its peer companies. EOG may also change the calculation of one or more of its non-GAAP measures from time to time – for example, to account for changes in its business and operations or to more closely conform to peer company or industry analysts’ practices.

Adjusted Net Income (Loss)
In millions of USD, except per share data (Unaudited)
	1Q 2021
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	881	(204)	677	1.16
Adjustments:
Losses on Mark-to-Market Commodity Derivative Contracts	367	(81)	286	0.49
Net Cash Payments for Settlements of Commodity Derivative Contracts	(30)	7	(23)	(0.04)
Add: Losses on Asset Dispositions, Net	6	(1)	5	0.01
Add: Certain Impairments	1	—	1	—
Adjustments to Net Income	344	(75)	269	0.46

Adjusted Net Income (Non-GAAP)	1,225	(279)	946	1.62

Average Number of Common Shares (GAAP)
Basic				580
Diluted				583

	4Q 2020
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	428	(91)	337	0.58
Adjustments:
Gains on Mark-to-Market Commodity Derivative Contracts	(70)	15	(55)	(0.10)
Net Cash Received from Settlements of Commodity Derivative Contracts	72	(16)	56	0.10
Add: Losses on Asset Dispositions, Net	6	(1)	5	0.01
Add: Certain Impairments	86	(18)	68	0.12
Adjustments to Net Income	94	(20)	74	0.13

Adjusted Net Income (Non-GAAP)	522	(111)	411	0.71

Average Number of Common Shares (GAAP)
Basic				580
Diluted				581

Adjusted Net Income (Loss)
In millions of USD, except per share data (Unaudited)
	1Q 2020
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	31	(21)	10	0.02
Adjustments:
Gains on Mark-to-Market Commodity Derivative Contracts	(1,206)	265	(941)	(1.62)
Net Cash Received from Settlements of Commodity Derivative Contracts	84	(18)	66	0.11
Less: Gains on Asset Dispositions, Net	(16)	3	(13)	(0.02)
Add: Certain Impairments	1,516	(320)	1,196	2.06
Adjustments to Net Income	378	(70)	308	0.53

Adjusted Net Income (Non-GAAP)	409	(91)	318	0.55

Average Number of Common Shares (GAAP)
Basic				578
Diluted				580

Adjusted Net Income per Share
In millions of USD, except share and per Boe data (Unaudited)
4Q 2020 Adjusted Net Income per Share (Non-GAAP)		0.71

Realized Price
1Q 2021 Composite Average Wellhead Revenue per Boe	45.49
Less: 4Q 2020 Composite Average Welhead Revenue per Boe	(30.39)
Subtotal	15.10
Multiplied by: 1Q 2021 Crude Oil Equivalent Volumes (MMBoe)	70.1
Total Change in Revenue	1,059
Less: Income Tax Benefit (Cost) Imputed (based on 23%)	(243)
Change in Net Income	815
Change in Diluted Earnings per Share		1.40

Net Cash Received (Paid) from Settlements of Commodity Derivative Contracts
1Q 2021 Net Cash Received (Paid) from Settlement of Commodity Derivative Contracts	(30)
Less: Income Tax Benefit (Cost)	7
After Tax - (a)	(23)
4Q 2020 Net Cash Received (Paid) from Settlement of Commodity Derivative Contracts	72
Less: Income Tax Benefit (Cost)	(16)
After Tax - (b)	56
Change in Net Income - (a) - (b)	(79)
Change in Diluted Earnings per Share		(0.14)

Wellhead Volumes
1Q 2021 Crude Oil Equivalent Volumes (MMBoe)	70.1
Less: 4Q 2020 Crude Oil Equivalent Volumes (MMBoe)	(73.7)
Subtotal	(3.6)
Times: 1Q 2021 Composite Average Margin per Boe (Non-GAAP) (Including Total Exploration Costs) (refer to "Costs per Barrel of Oil Equivalent" schedule)	17.38
Change in Revenue	(63)
Less: Income Tax Benefit (Cost) Imputed (based on 23%)	14
Change in Net Income	(48)
Change in Diluted Earnings per Share		(0.08)

Operating Cost per Boe
4Q 2020 Total Operating Cost per Boe (Non-GAAP) (including Total Exploration Costs) (refer to "Costs per Barrel of Oil Equivalent" schedule)	24.72
Less: 1Q 2021 Total Operating Cost per Boe (Non-GAAP) (including Total Exploration Costs) (refer to "Costs per Barrel of Oil Equivalent" schedule)	(28.11)
Subtotal	(3.39)
Times: 1Q 2021 Crude Oil Equivalent Volumes (MMBoe)	70.1
Change in Before-Tax Net Income	(238)
Less: Income Tax Benefit (Cost) Imputed (based on 23%)	55
Change in Net Income	(183)
Change in Diluted Earnings per Share		(0.31)

Other Items		0.04

1Q 2021 Adjusted Net Income per Share (Non-GAAP)		1.62

1Q 2021 Average Number of Common Shares (Non-GAAP) - Diluted	583

Discretionary Cash Flow and Free Cash Flow
In millions of USD (Unaudited)
	1Q 2021	4Q 2020	1Q 2020

Net Cash Provided by Operating Activities (GAAP)	1,870	1,121	2,585

Adjustments:
Exploration Costs (excluding Stock-Based Compensation Expenses)	28	36	32
Other Non-Current Income Taxes - Net Receivable	—	—	113
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	308	464	(722)
Inventories	(64)	(31)	(103)
Accounts Payable	(172)	(427)	(434)
Accrued Taxes Payable	(243)	61	55
Other Assets	103	90	(58)
Other Liabilities	89	(21)	66
Changes in Components of Working Capital Associated with Investing Activities	91	201	132
Discretionary Cash Flow (Non-GAAP)	2,010	1,494	1,666

Discretionary Cash Flow (Non-GAAP) - Percentage Increase	35%

Discretionary Cash Flow (Non-GAAP)	2,010	1,494	1,666
Less:
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP) (a)	(945)	(828)	(1,685)
Free Cash Flow (Non-GAAP)	1,065	666	(19)

(a) See below reconciliation of Total Expenditures (GAAP) to Total Cash Capital Expenditures Before Acquisitions (Non-GAAP) for the three-month periods ended December 31, 2020 and March 31, 2021 and 2020:

Total Expenditures (GAAP)	1,067	1,107	1,826
Less:
Asset Retirement Costs	(17)	(48)	(20)
Non-Cash Expenditures of Other Property, Plant and Equipment	—	—	—
Non-Cash Acquisition Costs of Unproved Properties	(22)	(69)	(24)
Non-Cash Finance Leases	(74)	(101)	(49)
Acquisition Costs of Proved Properties	(9)	(61)	(48)
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP)	945	828	1,685

Discretionary Cash Flow and Free Cash Flow
In millions of USD (Unaudited)

	FY 2020	FY 2019	FY 2018	FY 2017

Net Cash Provided by Operating Activities (GAAP)	5,008	8,163	7,769	4,265

Adjustments:
Exploration Costs (excluding Stock-Based Compensation Expenses)	126	113	125	122
Other Non-Current Income Taxes - Net (Payable) Receivable	113	239	149	(513)
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(467)	92	368	392
Inventories	(123)	(90)	395	175
Accounts Payable	795	(169)	(439)	(324)
Accrued Taxes Payable	49	(40)	92	64
Other Assets	(325)	(358)	125	659
Other Liabilities	(8)	57	(11)	90
Changes in Components of Working Capital Associated with Investing and Financing Activities	(75)	115	(301)	(90)
Discretionary Cash Flow (Non-GAAP)	5,093	8,122	8,272	4,840

Discretionary Cash Flow (Non-GAAP) - Percentage Increase (Decrease)	-37%	-2%	71%	76%

Discretionary Cash Flow (Non-GAAP)	5,093	8,122	8,272	4,840
Less:
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP) (a)	(3,490)	(6,234)	(6,172)	(4,228)
Free Cash Flow (Non-GAAP)	1,603	1,888	2,100	612

(a) See below reconciliation of Total Expenditures (GAAP) to Total Cash Capital Expenditures Before Acquisitions (Non-GAAP) for the twelve-month periods ended December 31, 2020, 2019, 2018 and 2017:

Total Expenditures (GAAP)	4,113	6,900	6,706	4,613
Less:
Asset Retirement Costs	(117)	(186)	(70)	(56)
Non-Cash Expenditures of Other Property, Plant and Equipment	—	(2)	(1)	—
Non-Cash Acquisition Costs of Unproved Properties	(197)	(98)	(291)	(256)
Non-Cash Finance Leases	(174)	—	(48)	—
Acquisition Costs of Proved Properties	(135)	(380)	(124)	(73)
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP)	3,490	6,234	6,172	4,228

Discretionary Cash Flow and Free Cash Flow
In millions of USD (Unaudited)

	FY 2016	FY 2015	FY 2014	FY 2013	FY 2012

Net Cash Provided by Operating Activities (GAAP)	2,359	3,595	8,649	7,329	5,237

Adjustments:
Exploration Costs (excluding Stock-Based Compensation Expenses)	104	124	158	134	158
Excess Tax Benefits from Stock-Based Compensation	30	26	99	56	67
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	233	(641)	(85)	24	179
Inventories	(171)	(58)	162	(53)	157
Accounts Payable	74	1,409	(544)	(179)	17
Accrued Taxes Payable	(93)	(12)	(16)	(75)	(78)
Other Assets	41	(118)	14	110	119
Other Liabilities	16	66	(75)	20	(36)
Changes in Components of Working Capital Associated with Investing and Financing Activities	156	(500)	103	51	(74)
Discretionary Cash Flow (Non-GAAP)	2,749	3,891	8,465	7,417	5,746

Discretionary Cash Flow (Non-GAAP) - Percentage Increase (Decrease)	-29%	-54%	14%	29%

Discretionary Cash Flow (Non-GAAP)	2,749	3,891	8,465	7,417	5,746
Less:
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP) (a)	(2,706)	(4,682)	(8,292)	(7,102)	(7,540)
Free Cash Flow (Non-GAAP)	43	(791)	173	315	(1,794)

(a) See below reconciliation of Total Expenditures (GAAP) to Total Cash Capital Expenditures Before Acquisitions (Non-GAAP) for the twelve-month periods ended December 31, 2016, 2015, 2014, 2013 and 2012:

Total Expenditures (GAAP)	6,554	5,216	8,632	7,361	7,754
Less:
Asset Retirement Costs	20	(53)	(196)	(134)	(127)
Non-Cash Expenditures of Other Property, Plant and Equipment	(17)	—	—	—	(66)
Non-Cash Acquisition Costs of Unproved Properties	(3,102)	—	(5)	(5)	(20)
Acquisition Costs of Proved Properties	(749)	(481)	(139)	(120)	(1)
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP)	2,706	4,682	8,292	7,102	7,540

Total Expenditures
In millions of USD (Unaudited)

	1Q 2021	1Q 2020	FY 2020	FY 2019	FY 2018	FY 2017

Exploration and Development Drilling	733	1,313	2,664	4,951	4,935	3,132
Facilities	82	179	347	629	625	575
Leasehold Acquisitions	58	45	265	276	488	427
Property Acquisitions	9	48	135	380	124	73
Capitalized Interest	8	9	31	38	24	27
Subtotal	890	1,594	3,442	6,274	6,196	4,234
Exploration Costs	33	40	146	140	149	145
Dry Hole Costs	11	—	13	28	5	5
Exploration and Development Expenditures	934	1,634	3,601	6,442	6,350	4,384
Asset Retirement Costs	17	20	117	186	70	56
Total Exploration and Development Expenditures	951	1,654	3,718	6,628	6,420	4,440
Other Property, Plant and Equipment	116	172	395	272	286	173
Total Expenditures	1,067	1,826	4,113	6,900	6,706	4,613

EBITDAX and Adjusted EBITDAX
In millions of USD (Unaudited)
	1Q 2021	1Q 2020

Net Income (GAAP)	677	10

Adjustments:
Interest Expense, Net	47	45
Income Tax Provision (Benefit)	204	21
Depreciation, Depletion and Amortization	900	1,000
Exploration Costs	33	40
Dry Hole Costs	11	—
Impairments	44	1,573
EBITDAX (Non-GAAP)	1,916	2,689
(Gains) Losses on MTM Commodity Derivative Contracts	367	(1,206)
Net Cash Received from (Payments for) Settlements of Commodity Derivative Contracts	(30)	84
(Gains) Losses on Asset Dispositions, Net	6	(16)

Adjusted EBITDAX (Non-GAAP)	2,259	1,551

Adjusted EBITDAX (Non-GAAP) - Percentage Increase	46%

Definitions
EBITDAX - Earnings Before Interest Expense, Net; Income Tax Provision (Benefit); Depreciation, Depletion and Amortization; Exploration Costs; Dry Hole Costs; and Impairments

Net Debt-to-Total Capitalization Ratio
In millions of USD, except ratio data (Unaudited)
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020

Total Stockholders' Equity - (a)	20,762	20,302	20,148	20,388	21,471

Current and Long-Term Debt (GAAP) - (b)	5,133	5,816	5,721	5,724	5,222
Less: Cash	(3,388)	(3,329)	(3,066)	(2,417)	(2,907)
Net Debt (Non-GAAP) - (c)	1,745	2,487	2,655	3,307	2,315

Total Capitalization (GAAP) - (a) + (b)	25,895	26,118	25,869	26,112	26,693

Total Capitalization (Non-GAAP) - (a) + (c)	22,507	22,789	22,803	23,695	23,786

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	19.8%	22.3%	22.1%	21.9%	19.6%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	7.8%	10.9%	11.6%	14.0%	9.7%

Net Debt-to-Total Capitalization Ratio
In millions of USD, except ratio data (Unaudited)
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019

Total Stockholders' Equity - (a)	21,641	21,124	20,630	19,904

Current and Long-Term Debt (GAAP) - (b)	5,175	5,177	5,179	6,081
Less: Cash	(2,028)	(1,583)	(1,160)	(1,136)
Net Debt (Non-GAAP) - (c)	3,147	3,594	4,019	4,945

Total Capitalization (GAAP) - (a) + (b)	26,816	26,301	25,809	25,985

Total Capitalization (Non-GAAP) - (a) + (c)	24,788	24,718	24,649	24,849

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	19.3%	19.7%	20.1%	23.4%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	12.7%	14.5%	16.3%	19.9%

Net Debt-to-Total Capitalization Ratio
In millions of USD, except ratio data (Unaudited)
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

Total Stockholders' Equity - (a)	19,364	18,538	17,452	16,841

Current and Long-Term Debt (GAAP) - (b)	6,083	6,435	6,435	6,435
Less: Cash	(1,556)	(1,274)	(1,008)	(816)
Net Debt (Non-GAAP) - (c)	4,527	5,161	5,427	5,619

Total Capitalization (GAAP) - (a) + (b)	25,447	24,973	23,887	23,276

Total Capitalization (Non-GAAP) - (a) + (c)	23,891	23,699	22,879	22,460

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	23.9%	25.8%	26.9%	27.6%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	18.9%	21.8%	23.7%	25.0%

Net Debt-to-Total Capitalization Ratio
In millions of USD, except ratio data (Unaudited)
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

Total Stockholders' Equity - (a)	16,283	13,922	13,902	13,928

Current and Long-Term Debt (GAAP) - (b)	6,387	6,387	6,987	6,987
Less: Cash	(834)	(846)	(1,649)	(1,547)
Net Debt (Non-GAAP) - (c)	5,553	5,541	5,338	5,440

Total Capitalization (GAAP) - (a) + (b)	22,670	20,309	20,889	20,915

Total Capitalization (Non-GAAP) - (a) + (c)	21,836	19,463	19,240	19,368

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	28.2%	31.4%	33.4%	33.4%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	25.4%	28.5%	27.7%	28.1%

Net Debt-to-Total Capitalization Ratio
In millions of USD, except ratio data (Unaudited)
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015

Total Stockholders' Equity - (a)	13,982	11,798	12,057	12,405	12,943

Current and Long-Term Debt (GAAP) - (b)	6,986	6,986	6,986	6,986	6,660
Less: Cash	(1,600)	(1,049)	(780)	(668)	(719)
Net Debt (Non-GAAP) - (c)	5,386	5,937	6,206	6,318	5,941

Total Capitalization (GAAP) - (a) + (b)	20,968	18,784	19,043	19,391	19,603

Total Capitalization (Non-GAAP) - (a) + (c)	19,368	17,735	18,263	18,723	18,884

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	33.3%	37.2%	36.7%	36.0%	34.0%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	27.8%	33.5%	34.0%	33.7%	31.5%

Reserve Replacement Cost Data
In millions of USD, except reserves and ratio data (Unaudited)

	2020	2019	2018	2017	2016	2015	2014

Total Costs Incurred in Exploration and Development Activities (GAAP)	3,718	6,628	6,420	4,440	6,445	4,928	7,905
Less: Asset Retirement Costs	(117)	(186)	(70)	(56)	20	(53)	(196)
Non-Cash Acquisition Costs of Unproved Properties	(197)	(98)	(291)	(256)	(3,102)	—	—
Acquisition Costs of Proved Properties	(135)	(380)	(124)	(73)	(749)	(481)	(139)
Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) - (a)	3,269	5,964	5,935	4,055	2,614	4,394	7,570

Total Costs Incurred in Exploration and Development Activities (GAAP)	3,718	6,628	6,420	4,440	6,445	4,928	7,905
Less: Asset Retirement Costs	(117)	(186)	(70)	(56)	20	(53)	(196)
Non-Cash Acquisition Costs of Unproved Properties	(197)	(98)	(291)	(256)	(3,102)	—	—
Non-Cash Acquisition Costs of Proved Properties	(15)	(52)	(71)	(26)	(732)	—	—
Total Exploration and Development Expenditures (Non-GAAP) - (b)	3,389	6,292	5,988	4,102	2,631	4,875	7,709

Net Proved Reserve Additions From All Sources - Oil Equivalents (MMBoe)
Revisions Due to Price - (c)	(278)	(60)	35	154	(101)	(574)	52
Revisions Other Than Price	(89)	—	(40)	48	253	107	49
Purchases in Place	10	17	12	2	42	56	14
Extensions, Discoveries and Other Additions - (d)	564	750	670	421	209	246	519
Total Proved Reserve Additions - (e)	207	707	677	625	403	(165)	634
Sales in Place	(31)	(5)	(11)	(21)	(168)	(4)	(36)
Net Proved Reserve Additions From All Sources	176	702	666	604	235	(169)	598

Production	285	301	265	224	206	210	220

Reserve Replacement Costs ($ / Boe)
Total Drilling, Before Revisions - (a / d)	5.79	7.95	8.86	9.64	12.51	17.87	14.58
All-in Total, Net of Revisions - (b / e)	16.32	8.90	8.85	6.56	6.52	(29.63)	12.16
All-in Total, Excluding Revisions Due to Price - (b / ( e - c))	6.98	8.21	9.33	8.71	5.22	11.91	13.25

Definitions
$/Boe	U.S. Dollars per barrel of oil equivalent
MMBoe	Million barrels of oil equivalent

Financial Commodity Derivative Contracts

EOG accounts for financial commodity derivative contracts using the mark-to-market accounting method.

Presented below is a comprehensive summary of EOG's financial commodity derivative contracts as of April 29, 2021.

Crude Oil Financial Price Swap Contracts
		Contracts Sold
Period	Settlement Index	Volume (MBbld)	Weighted Average Price ($/Bbl)
January 2021 (closed)	NYMEX WTI	151	$50.06
February - March 2021 (closed)	NYMEX WTI	201	51.29
April - June 2021	NYMEX WTI	150	51.68
July - September 2021	NYMEX WTI	150	52.71

Crude Oil Basis Swap Contracts
		Contracts Sold
Period	Settlement Index	Volume (MBbld)	Weighted Average Price Differential ($/Bbl)
February 2021 (closed)	NYMEX WTI Roll Differential (1)	30	$0.11
March - May 2021 (closed)	NYMEX WTI Roll Differential (1)	125	0.17
June - December 2021	NYMEX WTI Roll Differential (1)	125	0.17
January - December 2022	NYMEX WTI Roll Differential (1)	125	0.15

(1)    This settlement index is used to fix the differential in pricing between the NYMEX calendar month average and the physical crude oil delivery month.

NGL Financial Price Swap Contracts
		Contracts Sold
Period	Settlement Index	Volume (MBbld)	Weighted Average Price ($/Bbl)
January - March 2021 (closed)	Mont Belvieu Propane (non-Tet)	15	$29.44
April - December 2021	Mont Belvieu Propane (non-Tet)	15	29.44

Natural Gas Financial Price Swap Contracts
		Contracts Sold		Contracts Purchased
Period	Settlement Index	Volume (MMBtud in thousands)	Weighted Average Price ($/MMBtu)	Volume (MMBtud in thousands)	Weighted Average Price ($/MMBtu)
January - March 2021 (closed)	NYMEX Henry Hub	500	$2.99	500	$2.43
April - May 2021 (closed)	NYMEX Henry Hub	500	2.99	570	2.81
June - September 2021	NYMEX Henry Hub	500	2.99	570	2.81
October - December 2021	NYMEX Henry Hub	500	2.99	500	2.83
January - December 2022 (closed) (1)	NYMEX Henry Hub	20	2.75	—	—
April - May 2021 (closed)	JKM	70	6.65	—	—
June - September 2021	JKM	70	6.65	—	—

(1)    In January 2021, EOG executed the early termination provision granting EOG the right to terminate all of its open 2022 natural gas price swap contracts. EOG received net cash of $0.6 million for the settlement of these contracts.

Glossary:
$/Bbl	Dollars per barrel
$/MMBtu	Dollars per million British Thermal Units
Bbl	Barrel
EOG	EOG Resources, Inc.
JKM	Japan Korea Marker
MBbld	Thousand barrels per day
MMBtu	Million British Thermal Units
MMBtud	Million British Thermal Units per day
NGL	Natural Gas Liquids
NYMEX	New York Mercantile Exchange
WTI	West Texas Intermediate

Direct After-Tax Rate of Return

The calculation of our direct after-tax rate of return (ATROR) with respect to our capital expenditure program for a particular play or well is based on the estimated recoverable reserves ("net" to EOG’s interest) for all wells in such play or such well (as the case may be), the estimated net present value (NPV) of the future net cash flows from such reserves (for which we utilize certain assumptions regarding future commodity prices and operating costs) and our direct net costs incurred in drilling or acquiring (as the case may be) such wells or well (as the case may be). As such, our direct ATROR with respect to our capital expenditures for a particular play or well cannot be calculated from our consolidated financial statements.

Direct ATROR
Based on Cash Flow and Time Value of Money
- Estimated future commodity prices and operating costs
- Costs incurred to drill, complete and equip a well, including facilities
Excludes Indirect Capital
- Gathering and Processing and other Midstream
- Land, Seismic, Geological and Geophysical

Payback ~12 Months on 100% Direct ATROR Wells
First Five Years ~1/2 Estimated Ultimate Recovery Produced but ~3/4 of NPV Captured

Return on Equity / Return on Capital Employed
Based on GAAP Accrual Accounting
Includes All Indirect Capital and Growth Capital for Infrastructure
- Eagle Ford, Bakken, Permian and Powder River Basin Facilities
- Gathering and Processing
Includes Legacy Gas Capital and Capital from Mature Wells

ROCE & ROE
In millions of USD, except ratio data (Unaudited)
	2020	2019	2018	2017

Net Interest Expense (GAAP)	205	185	245
Tax Benefit Imputed (based on 21%)	(43)	(39)	(51)
After-Tax Net Interest Expense (Non-GAAP) - (a)	162	146	194

Net Income (Loss) (GAAP) - (b)	(605)	2,735	3,419
Adjustments to Net Income (Loss), Net of Tax (See Below Detail) (1)	1,455	158	(201)
Adjusted Net Income (Non-GAAP) - (c)	850	2,893	3,218

Total Stockholders' Equity - (d)	20,302	21,641	19,364	16,283

Average Total Stockholders' Equity * - (e)	20,972	20,503	17,824

Current and Long-Term Debt (GAAP) - (f)	5,816	5,175	6,083	6,387
Less: Cash	(3,329)	(2,028)	(1,556)	(834)
Net Debt (Non-GAAP) - (g)	2,487	3,147	4,527	5,553

Total Capitalization (GAAP) - (d) + (f)	26,118	26,816	25,447	22,670

Total Capitalization (Non-GAAP) - (d) + (g)	22,789	24,788	23,891	21,836

Average Total Capitalization (Non-GAAP) * - (h)	23,789	24,340	22,864

Return on Capital Employed (ROCE)
GAAP Net Income (Loss) - [(a) + (b)] / (h)	(1.9)%	11.8%	15.8%
Non-GAAP Adjusted Net Income - [(a) + (c)] / (h)	4.3%	12.5%	14.9%

Return on Equity (ROE)
GAAP Net Income (Loss) - (b) / (e)	(2.9)%	13.3%	19.2%
Non-GAAP Adjusted Net Income - (c) / (e)	4.1%	14.1%	18.1%

* Average for the current and immediately preceding year

(1) Detail of adjustments to Net Income (Loss) (GAAP):
	Before Tax	Income Tax Impact	After Tax
Year Ended December 31, 2020
Adjustments:
Add: Mark-to-Market Commodity Derivative Contracts Impact	(74)	16	(58)
Add: Impairments of Certain Assets	1,868	(392)	1,476
Add: Net Losses on Asset Dispositions	47	(10)	37
Total	1,841	(386)	1,455

Year Ended December 31, 2019
Adjustments:
Add: Mark-to-Market Commodity Derivative Contracts Impact	51	(11)	40
Add: Impairments of Certain Assets	275	(60)	215
Less: Net Gains on Asset Dispositions	(124)	27	(97)
Total	202	(44)	158

Year Ended December 31, 2018
Adjustments:
Add: Mark-to-Market Commodity Derivative Contracts Impact	(93)	20	(73)
Add: Impairments of Certain Assets	153	(34)	119
Less: Net Gains on Asset Dispositions	(175)	38	(137)
Less: Tax Reform Impact	—	(110)	(110)
Total	(115)	(86)	(201)

ROCE & ROE
In millions of USD, except ratio data (Unaudited)

	2017	2016	2015	2014	2013

Net Interest Expense (GAAP)	274	282	237	201	235
Tax Benefit Imputed (based on 35%)	(96)	(99)	(83)	(70)	(82)
After-Tax Net Interest Expense (Non-GAAP) - (a)	178	183	154	131	153

Net Income (Loss) (GAAP) - (b)	2,583	(1,097)	(4,525)	2,915	2,197

Total Stockholders' Equity - (d)	16,283	13,982	12,943	17,713	15,418

Average Total Stockholders' Equity* - (e)	15,133	13,463	15,328	16,566	14,352

Current and Long-Term Debt (GAAP) - (f)	6,387	6,986	6,655	5,906	5,909
Less: Cash	(834)	(1,600)	(719)	(2,087)	(1,318)
Net Debt (Non-GAAP) - (g)	5,553	5,386	5,936	3,819	4,591

Total Capitalization (GAAP) - (d) + (f)	22,670	20,968	19,598	23,619	21,327

Total Capitalization (Non-GAAP) - (d) + (g)	21,836	19,368	18,879	21,532	20,009

Average Total Capitalization (Non-GAAP)* - (h)	20,602	19,124	20,206	20,771	19,365

Return on Capital Employed (ROCE)
GAAP Net Income (Loss) - [(a) + (b)] / (h)	13.4%	-4.8%	-21.6%	14.7%	12.1%

Return on Equity (ROE)
GAAP Net Income (Loss) - (b) / (e)	17.1%	-8.1%	-29.5%	17.6%	15.3%

* Average for the current and immediately preceding year

ROCE & ROE
In millions of USD, except ratio data (Unaudited)

	2012	2011	2010	2009	2008

Net Interest Expense (GAAP)	214	210	130	101	52
Tax Benefit Imputed (based on 35%)	(75)	(74)	(46)	(35)	(18)
After-Tax Net Interest Expense (Non-GAAP) - (a)	139	136	84	66	34

Net Income (GAAP) - (b)	570	1,091	161	547	2,437

Total Stockholders' Equity - (d)	13,285	12,641	10,232	9,998	9,015

Average Total Stockholders' Equity* - (e)	12,963	11,437	10,115	9,507	8,003

Current and Long-Term Debt (GAAP) - (f)	6,312	5,009	5,223	2,797	1,897
Less: Cash	(876)	(616)	(789)	(686)	(331)
Net Debt (Non-GAAP) - (g)	5,436	4,393	4,434	2,111	1,566

Total Capitalization (GAAP) - (d) + (f)	19,597	17,650	15,455	12,795	10,912

Total Capitalization (Non-GAAP) - (d) + (g)	18,721	17,034	14,666	12,109	10,581

Average Total Capitalization (Non-GAAP)* - (h)	17,878	15,850	13,388	11,345	9,351

Return on Capital Employed (ROCE)
GAAP Net Income - [(a) + (b)] / (h)	4.0%	7.7%	1.8%	5.4%	26.4%

Return on Equity (ROE)
GAAP Net Income - (b) / (e)	4.4%	9.5%	1.6%	5.8%	30.5%

* Average for the current and immediately preceding year

ROCE & ROE
In millions of USD, except ratio data (Unaudited)

	2007	2006	2005	2004	2003

Net Interest Expense (GAAP)	47	43	63	63	59
Tax Benefit Imputed (based on 35%)	(16)	(15)	(22)	(22)	(21)
After-Tax Net Interest Expense (Non-GAAP) - (a)	31	28	41	41	38

Net Income (GAAP) - (b)	1,090	1,300	1,260	625	430

Total Stockholders' Equity - (d)	6,990	5,600	4,316	2,945	2,223

Average Total Stockholders' Equity* - (e)	6,295	4,958	3,631	2,584	1,948

Current and Long-Term Debt (GAAP) - (f)	1,185	733	985	1,078	1,109
Less: Cash	(54)	(218)	(644)	(21)	(4)
Net Debt (Non-GAAP) - (g)	1,131	515	341	1,057	1,105

Total Capitalization (GAAP) - (d) + (f)	8,175	6,333	5,301	4,023	3,332

Total Capitalization (Non-GAAP) - (d) + (g)	8,121	6,115	4,657	4,002	3,328

Average Total Capitalization (Non-GAAP)* - (h)	7,118	5,386	4,330	3,665	3,068

Return on Capital Employed (ROCE)
GAAP Net Income - [(a) + (b)] / (h)	15.7%	24.7%	30.0%	18.2%	15.3%

Return on Equity (ROE)
GAAP Net Income - (b) / (e)	17.3%	26.2%	34.7%	24.2%	22.1%

* Average for the current and immediately preceding year

ROCE & ROE
In millions of USD, except ratio data (Unaudited)

	2002	2001	2000	1999	1998

Net Interest Expense (GAAP)	60	45	61	62
Tax Benefit Imputed (based on 35%)	(21)	(16)	(21)	(22)
After-Tax Net Interest Expense (Non-GAAP) - (a)	39	29	40	40

Net Income (GAAP) - (b)	87	399	397	569

Total Stockholders' Equity - (d)	1,672	1,643	1,381	1,130	1,280

Average Total Stockholders' Equity* - (e)	1,658	1,512	1,256	1,205

Current and Long-Term Debt (GAAP) - (f)	1,145	856	859	990	1,143
Less: Cash	(10)	(3)	(20)	(25)	(6)
Net Debt (Non-GAAP) - (g)	1,135	853	839	965	1,137

Total Capitalization (GAAP) - (d) + (f)	2,817	2,499	2,240	2,120	2,423

Total Capitalization (Non-GAAP) - (d) + (g)	2,807	2,496	2,220	2,095	2,417

Average Total Capitalization (Non-GAAP)* - (h)	2,652	2,358	2,158	2,256

Return on Capital Employed (ROCE)
GAAP Net Income - [(a) + (b)] / (h)	4.8%	18.2%	20.2%	27.0%

Return on Equity (ROE)
GAAP Net Income - (b) / (e)	5.2%	26.4%	31.6%	47.2%

* Average for the current and immediately preceding year

Costs per Barrel of Oil Equivalent
In millions of USD, except Boe and per Boe amounts (Unaudited)

	1Q 2021	4Q 2020	3Q 2020	2Q 2020	1Q 2020
Cost per Barrel of Oil Equivalent (Boe) Calculation
Volume - Million Barrels of Oil Equivalent - (a)	70.1	73.7	65.9	56.7	79.5

Crude Oil and Condensate	2,251	1,711	1,395	615	2,065
Natural Gas Liquids	314	229	185	93	161
Natural Gas	625	302	184	141	210
Total Wellhead Revenues - (b)	3,190	2,242	1,764	849	2,436

Operating Costs
Lease and Well	270	261	227	245	330
Transportation Costs	202	195	180	152	208
Gathering and Processing Costs	139	119	115	97	128
General and Administrative	110	113	125	132	114
Taxes Other Than Income	215	114	126	81	157
Interest Expense, Net	47	53	53	54	45
Total Operating Cost (excluding DD&A and Total Exploration Costs) - (c)	983	855	826	761	982

Depreciation, Depletion and Amortization (DD&A)	900	870	823	707	1,000
Total Operating Cost (excluding Total Exploration Costs) - (d)	1,883	1,725	1,649	1,468	1,982

Exploration Costs	33	41	38	27	40
Dry Hole Costs	11	—	13	—	—
Impairments	44	143	79	305	1,573
Total Exploration Costs	88	184	130	332	1,613
Less: Certain Impairments (Non-GAAP)	(1)	(86)	(27)	(239)	(1,516)
Total Exploration Costs (Non-GAAP)	87	98	103	93	97

Total Operating Cost (Non-GAAP) (including Total Exploration Costs) - (e)	1,970	1,823	1,752	1,561	2,079

Costs per Barrel of Oil Equivalent
In millions of USD, except Boe and per Boe amounts (Unaudited)
	1Q 2021	4Q 2020	3Q 2020	2Q 2020	1Q 2020

Composite Average Wellhead Revenue per Boe - (b) / (a)	45.49	30.39	26.77	14.99	30.62

Total Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (c) / (a)	14.02	11.60	12.56	13.40	12.36

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(b) / (a) - (c) / (a)]	31.47	18.79	14.21	1.59	18.26

Total Operating Cost per Boe (excluding Total Exploration Costs) - (d) / (a)	26.86	23.41	25.05	25.86	24.93

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(b) / (a) - (d) / (a)]	18.63	6.98	1.72	(10.87)	5.69

Total Operating Cost per Boe (Non-GAAP) (including Total Exploration Costs) - (e) / (a)	28.11	24.72	26.62	27.51	26.15

Composite Average Margin per Boe (Non-GAAP) (including Total Exploration Costs) - [(b) / (a) - (e) / (a)]	17.38	5.67	0.15	(12.52)	4.47

Costs per Barrel of Oil Equivalent
In millions of USD, except Boe and per Boe amounts (Unaudited)
	2020	2019	2018	2017
Cost per Barrel of Oil Equivalent (Boe) Calculation
Volume - Million Barrels of Oil Equivalent - (a)	275.9	298.6	262.5	222.3

Crude Oil and Condensate	5,786	9,613	9,517	6,256
Natural Gas Liquids	668	785	1,128	730
Natural Gas	837	1,184	1,302	922
Total Wellhead Revenues - (b)	7,291	11,582	11,947	7,908

Operating Costs
Lease and Well	1,063	1,367	1,283	1,045
Transportation Costs	735	758	747	740
Gathering and Processing Costs	459	479	437	149
General and Administrative	484	489	427	434
Less: Legal Settlement - Early Leasehold Termination	—	—	—	(10)
Less: Joint Venture Transaction Costs	—	—	—	(3)
Less: Joint Interest Billings Deemed Uncollectible	—	—	—	(5)
Taxes Other Than Income	478	800	772	545
Interest Expense, Net	205	185	245	274
Total Operating Cost (Non-GAAP) (excluding DD&A and Total Exploration Costs) - (c)	3,424	4,078	3,911	3,169

Depreciation, Depletion and Amortization (DD&A)	3,400	3,750	3,435	3,409
Total Operating Cost (Non-GAAP) (excluding Total Exploration Costs) - (d)	6,824	7,828	7,346	6,578

Exploration Costs	146	140	149	145
Dry Hole Costs	13	28	5	5
Impairments	2,100	518	347	479
Total Exploration Costs	2,259	686	501	629
Less: Certain Impairments (Non-GAAP)	(1,868)	(275)	(153)	(261)
Total Exploration Costs (Non-GAAP)	391	411	348	368

Total Operating Cost (Non-GAAP) (including Total Exploration Costs) - (e)	7,215	8,239	7,694	6,946

Cost per Barrel of Oil Equivalent
In millions of USD, except Boe and per Boe amounts (Unaudited)
	2020	2019	2018	2017

Composite Average Wellhead Revenue per Boe - (b) / (a)	26.42	38.79	45.51	35.58

Total Operating Cost per Boe (Non-GAAP) (excluding DD&A and Total Exploration Costs) - (c) / (a)	12.39	13.66	14.90	14.25

Composite Average Margin per Boe (Non-GAAP) (excluding DD&A and Total Exploration Costs) - [(b) / (a) - (c) / (a)]	14.03	25.13	30.61	21.33

Total Operating Cost per Boe (Non-GAAP) (excluding Total Exploration Costs) - (d) / (a)	24.71	26.22	27.99	29.59

Composite Average Margin per Boe (Non-GAAP) (excluding Total Exploration Costs) - [(b) / (a) - (d) / (a)]	1.71	12.57	17.52	5.99

Total Operating Cost per Boe (Non-GAAP) (including Total Exploration Costs) - (e) / (a)	26.13	27.60	29.32	31.24

Composite Average Margin per Boe (Non-GAAP) (including Total Exploration Costs) - [(b) / (a) - (e) / (a)]	0.29	11.19	16.19	4.34

Cost per Barrel of Oil Equivalent
In millions of USD, except Boe and per Boe amounts (Unaudited)

	2016	2015	2014
Cost per Barrel of Oil Equivalent (Boe) Calculation
Volume - Million Barrels of Oil Equivalent - (a)	205.0	208.9	217.1

Crude Oil and Condensate	4,317	4,935	9,742
Natural Gas Liquids	437	408	934
Natural Gas	742	1,061	1,916
Total Wellhead Revenues - (b)	5,496	6,404	12,592

Operating Costs
Lease and Well	927	1,182	1,416
Transportation Costs	764	849	972
Gathering and Processing Costs	123	146	146
General and Administrative	395	367	402
Less: Voluntary Retirement Expense	(42)	—	—
Less: Acquisition Costs	(5)	—	—
Less: Legal Settlement - Early Leasehold Termination	—	(19)	—
General and Administrative (Non-GAAP)	348	348	402
Taxes Other Than Income	350	422	758
Interest Expense, Net	282	237	201
Total Operating Cost (Non-GAAP) (excluding DD&A and Total Exploration Costs) - (c)	2,794	3,184	3,895

Depreciation, Depletion and Amortization (DD&A)	3,553	3,314	3,997
Total Operating Cost (Non-GAAP) (excluding Total Exploration Costs) - (d)	6,347	6,498	7,892

Exploration Costs	125	149	184
Dry Hole Costs	11	15	48
Impairments	620	6,614	744
Total Exploration Costs	756	6,778	976
Less: Certain Impairments (Non-GAAP)	(321)	(6,308)	(824)
Total Exploration Costs (Non-GAAP)	435	470	152

Total Operating Cost (Non-GAAP) (including Total Exploration Costs) - (e)	6,782	6,968	8,044

Cost per Barrel of Oil Equivalent
In millions of USD, except Boe and per Boe amounts (Unaudited)

	2016	2015	2014

Composite Average Wellhead Revenue per Boe - (b) / (a)	26.82	30.66	58.01

Total Operating Cost per Boe (Non-GAAP) (excluding DD&A and Total Exploration Costs) - (c) / (a)	13.64	15.25	17.95

Composite Average Margin per Boe (Non-GAAP) (excluding DD&A and Total Exploration Costs) - [(b) / (a) - (c) / (a)]	13.18	15.41	40.06

Total Operating Cost per Boe (Non-GAAP) (excluding Total Exploration Costs) - (d) / (a)	30.98	31.11	36.38

Composite Average Margin per Boe (Non-GAAP) (excluding Total Exploration Costs) - [(b) / (a) - (d) / (a)]	(4.16)	(0.45)	21.63

Total Operating Cost per Boe (Non-GAAP) (including Total Exploration Costs) - (e) / (a)	33.10	33.36	37.08

Composite Average Margin per Boe (Non-GAAP) (including Total Exploration Costs) - [(b) / (a) - (e) / (a)]	(6.28)	(2.70)	20.93